UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2012

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 7, 2012, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the officers of the Company noted below.  Further disclosure regarding these and other compensation matters will be included (i) in the Compensation Discussion and Analysis section of the Company’s 2013 Annual Proxy Statement to be filed with the Securities and Exchange Commission (“SEC”) in advance of the Company’s 2013 Annual Meeting of Stockholders, which meeting is currently scheduled to take place on May 16, 2013 or (ii) in other reports filed with the Securities and Exchange Commission.

2012 Year-End Long-Term Equity Compensation Awards.   On December 7, 2012, the Compensation Committee made 2012 year-end long-term equity compensation awards to certain officers of the Company.  Two different types of equity awards were granted: Deferred Stock Units (“DSUs”) and Performance Stock Units (“PSUs”).  The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 7, 2012 will vest over four years, with 25% of each award vesting on January 31, 2014, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2014), with full vesting of the final 6.25% on December 19, 2016. Shares of Company common stock underlying these DSUs will be distributed to the recipients in shares of common stock not later than December 30, 2016, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the trading day immediately prior to grant.

Each DSU granted on December 7, 2012 had a grant date fair value of $16.47, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made. The terms of the DSUs granted on December 7, 2012 are generally consistent with the terms of the 2011 year-end long-term equity compensation awards made to Named Executive Officers. The foregoing description of the terms of these DSUs is qualified in its entirety by reference to the Form of Deferred Stock Unit Award Agreement (which is incorporated by reference into this Item 5.02 from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed on December 8, 2011) and the 2002 Redwood Trust, Inc. Incentive Plan (which is incorporated by reference into this Item 5.02 from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed on May 21, 2012). Without limiting the foregoing, the terms of the DSUs include, without limitation, provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Deferred Stock Unit Award Agreement and 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

•	The PSUs granted on December 7, 2012 are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Company common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 6, 2015) based on three-year total stockholder return (“TSR”), as follows:

o	If three-year TSR is negative, then 0% of the PSUs will vest;

o	If three-year TSR is 25%, then 100% of the PSUs will vest;

■	If three-year TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;

o	If three-year TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and

■	If three-year TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, three-year TSR is defined as the percentage by which the Per Share Price (defined below) as of December 6, 2015 has increased or decreased, as applicable, relative to the Per Share Price as of December 7, 2012 ($15.50), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Company common stock during such three-year period were reinvested in Company common stock on the applicable dividend payment dates.

“Per Share Price” shall mean as of any date, the average of the closing prices of a share of Company common stock on the NYSE during the forty (40) consecutive trading days ending on the trading day prior to such date.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2015, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan.  At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Company common stock on the applicable dividend payment dates.  Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company pays a common stock dividend during that period.

Each PSU granted on December 7, 2012 had a grant date fair value of $12.37, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.  The foregoing description of the terms of these PSUs is qualified in its entirety by reference to the Form of Performance Stock Unit Award Agreement attached hereto as Exhibit 10.1 (which is incorporated by reference into this Item 5.02) and the 2002 Redwood Trust, Inc. Incentive Plan (which is incorporated by reference into this Item 5.02 from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed on May 21, 2012).   Without limiting the foregoing, the terms of the PSUs include without limitation, provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Performance Stock Unit Award Agreement and 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2012 year-end long-term equity compensation awards granted on December 7, 2012 to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
	#	Aggregate Grant Date Fair Value(1)(2)	#	Aggregate Grant Date Fair Value(1)(2)
Martin S. Hughes, Chief Executive Officer	69,824	$1,150,000	92,966	$1,150,000

Brett D. Nicholas, President	48,573	$800,000	64,672	$800,000

Christopher J. Abate, Chief Financial Officer	12,143	$200,000	16,168	$200,000

Scott M. Chisholm, Managing Director	16,697	$275,000	22,231	$275,000

John H. Isbrandtsen, Managing Director	19,733	$325,000	26,273	$325,000

__________________

(1)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.
(2)	Rounded to nearest $100.00 increment.

Form of Payment of 2012 Annual Bonuses.  On December 7, 2012, the Compensation Committee also determined to continue and modify a practice it had previously adopted with respect to the form of payment of annual bonuses – i.e., that annual bonuses paid to executive officers that exceed a specified threshold would not be paid fully in cash, but would instead be paid in part in the form of vested DSUs with a mandatory three-year holding period in accordance with a pre-determined formula. For annual bonuses paid to executive officers for 2012 (which are expected to be paid in late February 2013), this formula would apply as follows: with respect to any annual bonus amount for an executive officer that exceeds an amount equal to the base salary paid to that executive officer for 2012, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

2013 Base Salaries.   On December 7, 2012, the Compensation Committee made determinations regarding the 2013 base salaries of certain officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2013 base salaries of the following officers of the Company are set forth in the table below, together with the percentage increase from their 2012 base salaries:

		% Change from
	2013 Base Salary	2012 Base Salary(1)
Martin S. Hughes, Chief Executive Officer	$700,000	0%

Brett D. Nicholas, President	$575,000	15%

Christopher J. Abate, Chief Financial Officer	$350,000	0%

Scott M. Chisholm, Managing Director	$475,000	0%

John H. Isbrandtsen, Managing Director	$400,000	0%

(1)	Reflects change from base salary in effect on December 7, 2012.

2013 Target Annual Bonuses.  On December 7, 2012, the Compensation Committee made determinations regarding the 2013 target annual bonuses of certain officers of the Company.  As in past years, target annual bonuses for these officers for 2013 will continue to be weighted 75% on the achievement of overall Company financial performance (which portion of the annual bonus is also referred to as the Company performance bonus) and 25% on the achievement of pre-established individual goals performance (which portion of the annual bonus is also referred to as the individual performance bonus).  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2013 target annual bonuses of the following officers of the Company are set forth in the table below, together with a comparison to their target annual bonuses for 2012.

	2013 Target Annual Bonus	% Change from 2012 Target	2013 Target
	(as a % of 2013 Base Salary)	Annual Bonus Percentage (%)(1)	Annual Bonus ($)
Martin S. Hughes, Chief Executive Officer	175%	0%	$1,225,000

Brett D. Nicholas, President	160%	0%	$920,000

Christopher J. Abate, Chief Financial Officer	100%	0%	$350,000

(1)	Reflects change from target annual bonus in effect on December 7, 2012.

Note:	At the Compensation Committee’s December 7, 2012 meeting, no 2013 target annual bonus was established for Mr. Chisholm or Mr. Isbrandtsen.

Subsequent Compensation Matter Determinations.  At one or more subsequent meetings of the Compensation Committee, additional determinations regarding compensation matters for executive officers and other employees of the Company will be made.  These matters will include, without limitation, determinations regarding 2012 annual Company performance bonuses, 2012 annual individual performance bonuses, and the 2013 Company performance bonus formula.  As required by SEC regulations, determinations relating to these matters will be disclosed on Form 8-K (or Form 10-K) and/or within the Company’s 2013 Annual Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1         Form of Performance Stock Unit Award Agreement under 2002 Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2012	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Form of Performance Stock Unit Award Agreement under 2002 Incentive Plan

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